Exhibit 4.4

DATED 19 APRIL 2012

Coöperatieve AAC LS U.A.

Forbion Co-Investment Coöperatief U.A.

Forbion Co-Investment II Coöperatief U.A.

Coöperatieve Gilde Healthcare II U.A.

and

Stichting Administratiekantoor uniQure B.V.

and

uniQure B.V.

CLASS B SHAREHOLDERS AGREEMENT

relating to uniQure B.V.

THIS CLASS B SHAREHOLDERS AGREEMENT (the “Agreement”) is made on 19 April 2012.

BETWEEN:

(1)                                Coöperatieve AAC LS U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34256402 (the “Existing Investor I”);

(2)                                Forbion Co-Investment Coöperatief U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 32142360 (the “Existing Investor II”);

(3)                                Forbion Co-Investment II Coöperatief U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53958713 (the “New Investor I”);

(4)                                Coöperatieve Gilde Healthcare II U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Utrecht, and its business address at Newtonlaan 91 (3584 BP), the Netherlands and registered with the Commercial Register of Midden-Nederland under number 30216414 (the “New Investor II “);

(5)                                Stichting Administratiekantoor uniQure B.V., a foundation organised under the laws of the Netherlands, having its registered office in Amsterdam, at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, the Netherlands and registered with the Commercial Register of Amsterdam under number 55055036 (the “Trust Foundation”);

and

(6)                                uniQure B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office in Amsterdam, and its business address at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, the Netherlands and registered with the Commercial Register of Amsterdam under number 54385229 (the “Company”);

and

(7)                                any other holder from time to time of Ordinary Shares Class A in the capital of the Company.

The parties to this Agreement are hereinafter collectively referred to as the “Parties” and individually as a “Party”. Further details of the Parties are set out in SCHEDULE A (Parties). The Existing Investor I and the Existing Investor II are herinafter jointly referred to as the “Existing Investors”. The New Investor I and the New Investor II are hereinafter jointly referred to as the “New Investors”. The Existing Investors and the New Investors, together with any other holder from time to time of Ordinary Shares Class A in the capital of the Company, are hereinafter collectively referred to as the “Investors” and individually as an “Investor”.

RECITALS:

(A)                              The Existing Investors, the New Investor I, the Company and Amsterdam Molecular Therapeutics (AMT) Holding N.V. (“AMT”) and its subsidiaries have entered into that certain “Business Acquisition Agreement” on 16 February 2012, pursuant to which the Company has agreed to acquire (and AMT has agreed to transfer) certain assets and liabilities of AMT in exchange for depositary receipts (certificaten van aandelen) (each: a “DR” and any holder of a DR: a “DR Holder”) for Ordinary Shares Class B, issued without cooperation of the Company (uitgegeven zonder medewerking van de vennootschap) as referred to in Clause 2:227 paragraph 2 BW of the Dutch Civil Code by the Trust Foundation (the “Transaction”).

(B)                              The Company is engaged in the development of human gene based therapies.

(C)                              In this Agreement the Parties wish to set out the terms and conditions on which they have agreed to regulate the rights and obligations of the Trust Foundation with respect to the ordinary shares Class B it holds from time to time.

IT IS AGREED as follows:

1.                                     INTERPRETATION

1.1.                           In this Agreement, the following definitions are used:

“Agreement” means this shareholders agreement including schedules and appendices thereto as amended in accordance with its terms.

“AMT” has the meaning given in the recitals of this Agreement.

“Articles of Association” means the articles of association of the Company, as amended from time to time.

“Asset Sale” has the meaning given in Clause 4.2.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks in the Netherlands are open for normal business.

“Business Acquisition Agreement” has the meaning given in the recitals of this Agreement.

“Called Shareholders” has the meaning given in Clause 3.3.1.

“Called Shares” has the meaning given in Clause 3.3.1.

“Company” has the meaning given in the opening of this Agreement.

“DCC” means the Dutch Civil Code.

“DR” has the meaning given in the recitals of this Agreement.

“DR Holder” has the meaning given in the recitals of this Agreement.

“Drag Along Notice” has the meaning given in Clause 3.3.2.

“Drag Along Option” has the meaning given in Clause 3.3.1.

“Existing Investor I” has the meaning given in the opening of this Agreement.

“Existing Investor II” has the meaning given in the opening of this Agreement.

“Existing Investors” has the meaning given in the opening of this Agreement.

“Exit” has the meaning given in Clause 4.2.

“Group” means the Company together with its Subsidiaries.

“Investor” and “Investors” has the meaning given in the opening of this Agreement.

“Listing” has the meaning given in Clause 4.2.

“Liquidation” means a liquidation, dissolution or winding-up (liquidatie of ontbinding) of the Company.

“New Investor I” has the meaning given in the opening of this Agreement.

“New Investor II” has the meaning given in the opening of this Agreement.

“New Investors” has the meaning given in the opening of this Agreement.

“Ordinary Shares Class A” means the ordinary shares class A (gewone aandelen) in the capital of the Company with a nominal value of EUR 0.01 each.

“Ordinary Shares Class B” means the convertible ordinary shares class B (gewone aandelen) in the capital of the Company with a nominal value of EUR 0.01 each.

“Sale” has the meaning given in Clause 3.2.1.

“Selling Investor” and “Selling Investors” has the meaning given in Clause 3.2.1.

“Shareholder” means any holder of Shares.

“Shares” means the issued and outstanding shares from time to time in the capital of the Company, consisting of Ordinary Shares Class A and Ordinary Shares Class B.

“Subsidiary” has the meaning given in article 2:24a of the DCC to the term “dochtermaatschappij”.

“Tag Along Notice” has the meaning given in Clause 3.2.1.

“Tag Offer” has the meaning given in Clause 3.2.3.

“Third Party Purchaser” has the meaning given in Clause 3.2.1.

“Transaction” has the meaning given in the recitals of this Agreement.

“Trust Conditions” means the trust conditions (administratievoorwaarden) adopted by the Trust Foundation, as amended from time to time.

“Trust Foundation” has the meaning given in the opening of this Agreement.

1.2.                           In this Agreement, unless otherwise specified:

1.2.1.                           the masculine gender shall include the feminine and the neuter and vice versa;

1.2.2.                           references to a person shall include a reference to any individual, company, association, partnership, trust or joint venture (in each case whether or not having separate legal personality);

1.2.3.                           references to “include” and “including” shall be treated as references to “include without limitation” or “including without limitation”;

1.2.4.                           unless the context requires otherwise, words in the singular shall include the plural and vice versa;

1.2.5.                           the headings are for identification only and shall not affect the interpretation of this Agreement.

2.                                     DIVIDEND POLICY

2.1.1.                           The Shareholders are entitled to the distribution of the profits of the Company for each Shareholder in proportion to the number of Shares that it holds.

2.1.2.                           The DR Holders are entitled to the distribution of the profits of the Company relating to the Ordinary Shares Class B held by the Trust Foundation, for each DR Holder in proportion to the number of DRs that it holds.

2.1.3.                           The Company shall apply profits available for distribution for its further development and expansion prior to making any distributions to Shareholders.

3.                                     TRANSFERS OF SHARES

3.1.                           General conditions Transfer

3.1.1.                           The Trust Foundation shall not be authorised to transfer any of the Shares it holds, unless provided otherwise in this Agreement.

3.1.2.                           The DRs are freely transferable, subject to restrictions under applicable laws.

3.2.                           Tag Along

3.2.1.                           If an Investor or group of Investors holding 51% or more of the issued and outstanding Ordinary Shares Class A (the “Selling Investor” or “Selling Investors” as the case may be), that wishes (or wish) to sell any or all of the Shares held by it (or by them) to a person or any other person acting in concert with that person (a “Third Party Purchaser”) (a “Sale”), the Selling Investor(s) shall give not less than 15 Business Days advance notice of the proposed Sale to the Company and the Trust Foundation (a “Tag Along Notice”).

3.2.2.                           The Tag Along Notice shall:

(A)                              specify the number of Shares the Selling Investor(s) propose(s) to sell;

(B)                              specify the name of the Third Party Purchaser;

(C)                              specify the price (in cash or otherwise) per Share that the Third Party Purchaser is proposing to pay;

(D)                              specify the proposed date of transfer;

(E)                               be governed by the laws of the Netherlands;

(F)                                specify the address where the counter notice should be sent.

3.2.3.                           As a condition to such Sale, the Trust Foundation shall be entitled within 15 Business Days after receipt of the Tag Along Notice to notify the Selling Investor(s) that they wish to sell a pro rata parte portion of the Shares held by it at the proposed price by sending a counter notice to the address specified in the Tag Along Notice (the “Tag Offer”).

3.3.                           Drag Along

3.3.1.                           In case a Selling Investor or Selling Investors, as the case may be, wish(es) to sell all, and for the avoidance of doubt, not less than all of the Shares held by it (or by them), to a Third Party Purchaser, the Selling Investor(s) shall have the right (the “Drag Along Option”), upon agreement on the terms and conditions of a bona fide offer by a Third Party Purchaser, to require all other Shareholders (the “Called Shareholders”) to sell and transfer all, and for the avoidance of doubt, no less than all, of their Shares (the “Called Shares”) to the proposed Third Party Purchaser in accordance with the provisions of this Clause 3.3.

3.3.2.                           The Selling Investor(s) that wish(es) to exercise the Drag Along Option shall give notice thereof in writing (the “Drag Along Notice”) to the Company and the Called Shareholders.

3.3.3.                           The transfer of the Called Shares to the Third Party Purchaser shall be completed within sixty (60) Business Days after service of the Drag Along Notice. The Called Shareholders shall be released from their obligation to transfer the Called Shares to the Third Party Purchaser if the Third Party Purchaser has not acquired the Called Shares on the expiration of such sixty (60) Business Day period.

3.3.4.                           If a Called Shareholder fails to cooperate with the transfer of its Called Shares to the Third Party Purchaser within a period of ten (10) Business Days from the proposed date of transfer, the Selling Investor(s) shall have the power and the duty to fulfil the obligations for and on behalf of the defaulting Called Shareholder.

3.3.5.                           Each Shareholder hereby grants an unconditional and irrevocable power of attorney to the Company to act on its behalf and to transfer the relevant Called Shares to the proposed purchaser in accordance with the provisions of this Clause 3.3.

3.3.6.                           The provisions of Clause 3.2 (Tag Along) do not apply to a (proposed) transfer of Shares of which a Drag Along Notice has been duly served pursuant to this Clause 3.3.

4.                                     ASSET SALE OR EXIT

4.1.                           It is the intention of the Parties that an Asset Sale or an Exit be achieved as soon as practically possible and commercially sensible.

4.2.                           An Exit (“Exit”) shall be:

•                                                   a transfer (or a series of related transfers) of all the Shares issued and outstanding;

•                                                   the listing and admission to trading on a market for listed securities of either (i) the Shares, (ii) an intermediate holding company’s shares or (iii) the shares of new holding company established for the purposes of the Listing (a “Listing”); or

•                                                   a distribution pursuant to a winding-up or dissolution of the Company or any holding company of the Company, including following an Asset Sale.

4.3.                          An Asset Sale (“Asset Sale”) shall be a sale by the Company and/or one ore more of its Subsidiaries of all, or substantially all, of the Group’s business, assets and undertaking.

4.4.                           A decision to achieve an Asset Sale requires the approval of the general meeting of shareholders of the Company and the affirmative vote of the Investors representing at least 51% of Ordinary Shares Class A.

4.5.                           Each Party (taking into account its rights and obligations under this Agreement) shall take all steps that are required to ensure the success of any proposed Exit or Asset Sale, subject always to fiduciary duties and compliance with applicable law, including that:

(A)                                        each Shareholder shall dispose of (a pro rata parte portion of) its Shares on the same terms and conditions as the other Shareholders; and

(B)                                        each of the Shareholders shall on a Listing, retain such number of Shares held at the time of the Listing for such period after the Listing as is required by the relevant listing rules or is recommended by the Company’s financial advisors in such Listing.

5.                                     CONFIDENTIALITY

5.1.                           Subject to Clause 5.2, each Party shall treat as strictly confidential and not disclose or use any information relating to this Agreement or any ancillary matter and the negotiations leading up to this Agreement and including the disclosure or use of any information relating to the Group and its business operations, unless provided otherwise in this Agreement and provided that a copy of this Agreement shall be available at the offices of the Trust Foundation.

5.2.                           The restrictions contained in Clause 5.1 shall not apply if and to the extent:

(A)                                        disclosure is required by any law or by a court;

(B)                                        disclosure is required by any securities exchange or regulatory or governmental body;

(C)                                        disclosure is necessary to enforce this Agreement in court proceedings.

(D)                                        the other Parties have given their written consent to disclosure;

(E)                                         the information has come into the public domain through no fault of the relevant Party’s group;

(F)                                          disclosure is necessary to obtain the advice of any professional adviser;

(G)                                        disclosure is necessary within the relevant Party’s group.

In the event of a disclosure of information pursuant to Clause 5.2 (A) or (B), the disclosing Party shall consult with the other Parties (to the extent permitted by applicable laws or regulations) as to the contents, form and timing of the disclosure to be made.

5.3.                           The restrictions contained in this Clause 5.1 shall apply to each Party (as applicable) during the term of this Agreement and shall remain in full force and effect after a Shareholder ceases to be a Shareholder.

6.                                     TERM AND TERMINATION

6.1.                           Term

This Agreement shall remain in full force and effect from the date of Completion until terminated in accordance with the terms of Clause 6.2.

6.2.                           Termination

6.2.1.                           This Agreement can be terminated by unanimous consent of all Parties in writing.

6.2.2.                           This Agreement shall automatically terminate upon:

(A)                              completion of an Exit or Asset Sale;

(B)                              completion of a Liquidation;

(C)                              acquisition by one Shareholder of all Shares;

(D)                              disposal by the Trust Foundation of all the Shares it holds.

6.2.3.                           This Agreement shall terminate in respect of a Shareholder from the date it ceases to be a Shareholder.

6.3.                           Surviving Clauses

Termination of this Agreement shall be without prejudice to:

6.3.1.                           any right, liability or obligation accrued under this Agreement but not satisfied or discharged at the date of termination; and

6.3.2.                           the provisions of the Clauses 5 (Confidentiality), 7.4 (Notices), 7.13 (Governing Law) and 7.14 (Jurisdiction), which will remain in full force and effect.

7.                                     MISCELLANEOUS

7.1.                           Trust Foundation Information Rights

7.1.1.                           Within 20 Business Days after a general meeting of shareholders of the Company, the DR Holders shall be entitled to receive from the management board of the Trust Foundation a copy of the adopted annual accounts of the Company and a list of resolutions adopted by the general meeting of shareholders of the Company.

7.1.2.                           Within 20 Business Days after the end of each quarter, the DR Holders shall be entitled to receive from the management board of the Trust Foundation a quarterly financial statement of the Company, in a format to be approved by the supervisory board of the Company.

7.1.3.                           There shall be no obligation to make the information as referred to in this Clause 7.1 publicly available by placing it on the Company’s or any other website.

7.2.                          Conflict

Subject to applicable law, in case of an ambiguity or a conflict between provisions of the Articles of Association and provisions of this Agreement, the provisions of this Agreement shall prevail.

7.3.                           Additional Investors

7.3.1.                           No issue or transfer of Ordinary Shares Class A to any person who is not a Party to this Agreement shall be effectuated without first obtaining from such person a duly signed Accession Agreement in the form of SCHEDULE B (Accession Agreement), provided that the Parties to this Agreement will procure and will cooperate to sign such Accession Agreement in respect of any person that is permitted to acquire Ordinary Shares Class A pursuant to this Agreement and to whom it is envisaged to transfer such Ordinary Shares Class A.

7.3.2.                           The Parties to this Agreement will procure and will cooperate that any party who has converted Ordinary Shares Class B underlying the DRs held by it into an equal number of Ordinary Shares Class A pursuant to the Transaction and in accordance with Clause 6 of the Trust Conditions and Clause 23 of the Articles of Association, will become a party to this Agreement as an Investor by duly signing an Accession Agreement in the form of SCHEDULE B (Accession Agreement).

7.3.3.                           SCHEDULE A (Parties) shall be updated upon an issue or transfer of Shares to properly reflect the relevant changes.

7.4.                           Notices

All notices, consents, waivers and other communications under this Agreement must be in writing in Dutch or in English and delivered by hand or sent by registered mail, express courier, fax or e-mail to such addresses and fax numbers as a Party may notify to the other Parties from time to time. A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand, registered mail or express courier, or at the time of successful transmission, if delivered by fax or e-mail.

7.5.                           Amendment

This Agreement may only be amended by unanimous consent of all Parties in writing.

7.6.                           Assignment

None of the Parties may assign or procure the assumption of its rights and obligations under this Agreement, either in whole or in part, to any other person without the prior written consent of the other Parties.

7.7.                           Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all earlier agreements, either verbally or in writing, between the Parties in relation to the subject matter of this Agreement.

7.8.                           Partial Invalidity

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any such invalid or unenforceable provision shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing provisions shall be as close as possible to the intent of the invalid or unenforceable provision.

7.9.                           Compensation of costs

Each of the Parties hereto shall pay its own expenses incurred or to be incurred in connection with this Agreement and matters incidental to this Agreement, except for the expenses incurred or to be incurred by the Trust Foundation, the Existing Investors and the New Investor I, which expenses shall be borne by the Company.

7.10.                    No Waiver

No failure by any Party to exercise, and no delay in exercising, any right under this Agreement, in the event of breach of contract by any Party hereto, will operate as a waiver of such right or any other right under this Agreement.

7.11.                    No Rescission

The Parties waive their right to rescind (ontbinden) this Agreement pursuant to article 2:265 DCC after Completion.

7.12.                    Counterparts

This Agreement may be signed in any number of counterparts each of which, when executed by one or more of the Parties, shall constitute an original.

7.13.                    Governing Law

This Agreement is governed by the laws of the Netherlands.

7.14.                    Jurisdiction

All disputes arising in connection with this Agreement shall be finally settled in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut) and:

7.14.1.                    the arbitral tribunal shall be composed of three arbitrators;

7.14.2.                    the place of arbitration will be Amsterdam, the Netherlands;

7.14.3.                    the language of the proceedings will be English (unless the Parties agree otherwise);

7.14.4.                    the arbitrators will decide according to the rules of Dutch law;

7.14.5.                    the arbitral award will be final and binding;

7.14.6.                    to ensure that the arbitral award shall not be published, each Party shall notify the administrator of the NAI within one calendar month after receipt of the arbitral award that they object to publication of the arbitral award by the NAI;

7.14.7.                    the proceedings shall not be consolidated with other arbitral proceedings pursuant to Article 1046 of the Dutch Code of Civil Procedure.

[signature pages to follow]

This Agreement has been entered into on the date first above written.

Coöperatieve AAC LS U.A.		Coöperatieve AAC LS U.A.

/s/ Signature Illegible		/s/ Signature Illegible
By: Forbion 1 Management B.V.		By: Forbion 1 Management B.V.

Title: Director		Title: Director
By:	Name Illegible	By:	Name Illegible
Title:	Partner	Title:	Partner

Forbion Co-Investment Coöperatief U.A.		Forbion Co-Investment Coöperatief U.A.

/s/ Signature Illegible		/s/ Signature Illegible
By: Forbion 1 Management B.V.		By: Forbion 1 Management B.V.

Title: Director		Title: Director
By:	Name Illegible	By:	Name Illegible
Title:	Partner	Title:	Partner

Forbion Co-Investment II Coöperatief U.A.		Forbion Co-Investment II Coöperatief U.A.

/s/ Signature Illegible		/s/ Signature Illegible
By: Forbion 1 Co II Management B.V.		By: Forbion 1 Co II Management B.V.

Title: Director		Title: Director
By:	Name Illegible	By:	Name Illegible
Title:	Partner	Title:	Partner

Coöperatieve Gilde Healthcare II U.A.

/s/ Edwin de Gaaf
By: Gilde Healthcare II Management B.V.

Title: Director
By:	Edwin de Gaaf
Title:

Stichting Administratiekantoor uniQure B.V.		Stichting Administratiekantoor uniQure B.V.

/s/ Signature Illegible		/s/ Signature Illegible
By: Forbion 1 Co II Management B.V.		By: Forbion 1 Co II Management B.V.

Title: Director		Title: Director
By:	Name Illegible	By:	Name Illegible
Title:		Title:

uniQure B.V.		uniQure B.V.

/s/ Aldag		/s/ P. J. Morgan
By:		By: P. J. Morgan
Title: Director		Title: Director

SCHEDULE A (PARTIES)

(1)                                 Coöperatieve AAC LS U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34256402, represented by its managing director Forbion 1 Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34249898);

(2)                                 Forbion Co-Investment Coöperatief U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 32142360, represented by its managing director Forbion 1 Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 34249898);

(3)                                 Forbion Co-Investment II Coöperatief U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its registered office in Naarden, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53958713, represented by its managing director Forbion 1 CO II Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53951956);

(4)                                 Coöperatieve Gilde Healthcare II U.A., a coöperative (coöperatie) incorporated under the laws of the Netherlands with its corporate seat in Utrecht, and its business address at Newtonlaan 91 (3584 BP), the Netherlands and registered with the Commercial Register of Midden-Nederland under number 30216414, represented by its managing director Gilde Healthcare II Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) seat in Utrecht, and its business address at Newtonlaan 91 (3584 BP), the Netherlands and registered with the Commercial Register of Midden-Nederland under number 30215056;

(5)                                 Sichting Administratiekantoor uniQure B.V., a foundation organised under the laws of the Netherlands, having its registered office in Amsterdam, at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, the Netherlands and registered with the Commercial Register of Amsterdam under number 55055036, duly represented by Forbion 1 Co II Management B.V., Forbion 1 CO II Management B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office (zetel) in Amsterdam, and its business address at Gooimeer 2 35, 1411 DC Naarden, the Netherlands and registered with the Commercial Register of Gooi-, Eem- en Flevoland under number 53951956);

(6)                                 uniQure B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered office in Amsterdam, and its business address at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, the Netherlands and registered with the Commercial Register of Amsterdam under number 54385229, duly represented by its managing directors Mr. J. Aldag and Mr. P. Morgan.

SCHEDULE B (ACCESSION AGREEMENT)

This Accession Agreement (the “Agreement”) is made on [•]

RECITALS:

(A)                              [Note: insert name] (the “New Shareholder”) on [Note: insert date] acquired [Note: insert number] Ordinary Shares Class A by [an issue of new Shares] [a transfer of Shares by [Note: insert name of transferor] the “Transferor”)].

(B)                              This Agreement is entered into in compliance with the terms of the class B shareholders agreement dated [Note: insert date] between the Existing Investors, the New Investors, the Company and the Trust Foundation (all as defined therein) (which agreement is referred to in this Agreement as the “Class B Shareholders Agreement”).

IT IS AGREED as follows:

(1)                                Definitions used in this Agreement have the same meaning as given to them in the Class B Shareholders Agreement unless stated otherwise and the provisions of Clause 1 (Interpretation) of the Class B Shareholders Agreement shall apply to this Agreement.

(2)                                The New Shareholder agrees to become a Party to the Class B Shareholders Agreement and to be bound by the terms of the Class B Shareholders Agreement in all respects as a Shareholder. [The New Shareholder assumes all the obligations of the Transferor in that capacity under the Class B Shareholders Agreement.]

(3)                                SCHEDULE A (Parties) to the Class B Shareholders Agreement shall be updated to properly reflect the relevant changes in the ownership of the Shares.

(4)                                The contact details of the new Shareholder are as set out in the updated version of SCHEDULE A (Parties), to be attached to the Class B Shareholders Agreement in replacement of the existing version.

(5)                                [Note: insert other relevant details]

(6)                                The provisions of the Clauses 7.4, 7.5, 7.6, 7.7, 7.8, 7.12, 7.13 and 7.14 shall apply mutatis mutandis to this Agreement.

THUS AGREED AND SIGNED ON [•],

[Note: to be signed by New Shareholder and Parties to the Class B Shareholders Agreement]